[LOGAN’S ROADHOUSE]

EXHIBIT 99.2

       Contact:

Julie Davis

Communications Director

615-443-9266

VOGEL NAMED NEW PRESIDENT FOR LOGAN’S ROADHOUSE®

Industry executive with broad background to lead popular casual dining concept

NASHVILLE, Tenn. (August 4, 2003) – Logan’s Roadhouse, Inc., a subsidiary of CBRL Group, Inc. (NASDAQ: CBRL), today announced the appointment of Tom Vogel as President and Chief Operating Officer. In this important position, Vogel will be in charge of every aspect of operations, including growth, development, and the economic success of Logan’s Roadhouse®, effective August 18.

“Tom’s background includes the right range of experience to lead Logan’s Roadhouse as we grow both the number of units and same store sales,” said CBRL Group President and Chief Executive Officer Michael A. Woodhouse in announcing the appointment.  “Tom has a strong background in restaurant operations, and his experience in concept development and marketing will be valuable as we continue to differentiate and strengthen the Logan’s brand and prepare it for accelerated growth.”

Vogel has over 17 years of restaurant industry experience.  Before coming to Logan’s Roadhouse, he was with Darden Restaurants for 12 years, where he held positions in operations, concept development, and marketing. As Red Lobster’s Senior Vice President of Operations for the West and Southeast divisions, Vogel helped improve sales and earnings through an increased focus on leadership, operating standards and facilities.  As Vice President of Food & Beverage, Vogel led the development of many innovative appetizers, entrees, and desserts. In addition, his team earned the Menu Masters Award for Best Menu Revamp from “Nation’s Restaurant News”.  Vogel’s work in concept development earned him awards for innovation and sales excellence.  In the marketing arena, he supervised the development of national TV advertising campaigns, and management of creative development and commercial production. Vogel holds a BBA in Hotel & Restaurant Management from the University of Central Florida and an MBA from the University of Florida.  Vogel is married with four children; they will be relocating to Nashville.

The Logan’s Roadhouse® concept is modeled after 1930’s and 1940’s roadhouses and has succeeded in appealing to a broad range of guests by offering generous portions of moderately priced, quality food in a fun and exciting atmosphere. Each unit offers a true Americana Roadhouse experience.  Logan’s trademark buckets of peanuts are at each table, and customers are welcome to watch the grill cooks through display windows. The menu features a wide variety of fun, casual foods including a variety of U.S.D.A. choice, aged steaks hand-cut on premise; baby-back ribs; mesquite-grilled chicken; appetizers; salads and seafood. Logan's Roadhouse restaurants also have a full service bar that offers many drink selections, including a variety of beers and signature Roadhouse Teas.

 Headquartered in Nashville, Tennessee, Logan’s Roadhouse, Inc. presently 96 company-operated and 16 franchised Logan’s Roadhouse restaurants in 17 states.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion.  All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence or general or regional economic weakness on sales and customer travel activity; practical or psychological effects of terrorist acts or war and military or government responses; consumer behavior based on concerns over nutritional aspects of the Company’s products or restaurant food in general; competitive marketing and operational initiatives; commodity, workers’ compensation, group health and utility price changes; the effects of plans intended to improve operational execution and performance; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; the ability of and cost to the Company to recruit, train, and retain qualified restaurant hourly and management employees; the availability and cost of acceptable sites for development and the Company’s ability to identify such sites; increases in construction costs; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting accounting, tax, wage and hour matters, health and safety, pensions and insurance; changes in generally accepted accounting principles or changes in capital market conditions that could affect valuations of restaurant companies in general or the Company’s goodwill in particular; other undeterminable areas of government or regulatory actions or regulations; and other factors described from time to time in the parent Company’s filings with the Securities and Exchange Commission, press releases, and other communications.

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